Exhibit 99.1

For immediate release

Company contact: Jennifer Martin, Vice President of Investor Relations, (303) 312-8155

Bill Barrett Corporation Schedules Third Quarter 2011

Earnings Call and Webcast for November 3, 2011

DENVER – October 11, 2011 – Bill Barrett Corporation plans to release its third quarter 2011 financial and operating results before the market opens on Thursday, November 3, 2011. The Company will host a conference call to discuss results at 12:00 p.m. Eastern time (10:00 a.m. Mountain time), also on November 3.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Thursday, November 3, 2011 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Third Quarter 2011 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 761-0748 US/Canada
(617) 614-2706 International

Passcode:	68573156

A telephonic replay will be available approximately two hours after the call on Thursday, November 3, 2011 through Thursday, November 10, 2011. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	69611288

About Bill Barrett Corporation

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

# # #